Exhibit 3.6
LIMITED LIABILITY COMPANY AGREEMENT

OF

CHIQUITA FRESH NORTH AMERICA L.L.C.

THE UNDERSIGNED is executing this Limited Liability Company Agreement (this “Agreement”) for the purpose of (i) effectuating the conversion of Chiquita Brands Company, North America, a Delaware corporation (the “Converted Corporation”), to a Delaware limited liability company (the “Company”), and (ii) adopting a limited liability company agreement for the governance of the business and affairs of the Company, each pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18‑101 et seq. (the “Delaware Act”).

1.    Name; Formation. The name of the Company shall be Chiquita Fresh North America L.L.C., or such other name as the Board of Managers may from time to time hereafter designate. The Company constitutes a continuation of the existence the Converted Corporation in the form of a Delaware limited liability company. In accordance with Section 18-214(b) of the Delaware Act, the Certificate of Conversion (converting the Converted Corporation to the Company) and the Certificate of Formation of the Company have been duly executed by a Member or other person designated by a Member or by any officer, agent or employee of the registered agent of the Company in the State of Delaware (any such person being an authorized person to take such action) and filed in the Office of the Secretary of State of the State of Delaware. As provided in Section 18-214(d) of the Delaware Act, the existence of the Company is deemed to have commenced on August 30, 1939, the date the Converted Corporation was originally organized under the laws of the State of Delaware.

2.    Definitions; Rules of Construction. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

“Board of Managers” means the board of managers designated in Section 8 hereof.

“Bylaws” shall mean the Bylaws of the Company as amended from time to time.

“Capital Contribution” means, with respect to any Member, the amount of capital contributed by such Member to the Company in accordance with Section 9 hereof.

“Certificate” means a certificate substantially in the form of Exhibit B to this Agreement issued by the Company that evidences an Interest in the Company.

“Initial Member” means Chiquita Brands L.L.C.

“Interest” means the ownership interest of a Member in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member’s Percentage Interest in profits, losses, allocations and distributions, (ii) such Member’s right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Member’s other rights and privileges as provided herein or in the Delaware Act.

“Manager” means a member of the Board of Managers as designated in, or selected pursuant to, Section 8 hereof.

“Members” means the Initial Member and all other persons or entities admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Reference to a “Member” means any one of the Members.

“Majority in Interest of the Members” means Members whose Percentage Interests aggregate to greater than fifty percent of the Percentage Interests of all Members.

“Percentage Interest” means a Member’s share of the profits and losses of the Company and the Member’s percentage right to receive distributions of the Company’s assets. The Percentage Interest of each Member shall initially be the percentage set forth opposite such member’s name on Schedule I hereto, as such Schedule shall be amended from time to time in accordance with the provisions hereof. The combined Percentage Interest of all members shall at all times equal 100%.

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

3.    Purpose. The purpose of the Company shall be to engage in any lawful business or activity that may be engaged in by a limited liability company organized under the Delaware Act, as such businesses or other activities may be determined by the Board of Managers from time to time.

4.    Offices.

(a)The principal office of the Company, and such additional offices as the Board of Managers may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Managers may designate from time to time.

(b)    The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

5.    Members. The name and business, mailing or residence address of each member of the Company are as set forth on Schedule I attached hereto, as the same may be amended from time to time.

6.    Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Section 15 of this Agreement.

7.Bylaws. The initial Bylaws of the Company are attached hereto as Exhibit A and are hereby adopted and approved by the members.

8.	Management of the Company.

(a)    Subject to the delegation of rights and powers as provided for herein and in the Bylaws, the Board of Managers shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by the Members. At any time that there is only one Member, any and all action provided for herein or in the Bylaws to be taken or approved by the “Members” shall be taken or approved by the sole Member.

(b)    The officers of the Company shall be, and shall be elected, removed and perform such functions, as are provided in the Bylaws. The Board of Managers may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Managers may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of the Company as the Board of Managers may from time to time deem appropriate in its sole discretion.

(c)    Except as otherwise provided by the Board of Managers or in the Bylaws, when the taking of such action has been authorized by the Board of Managers, any Manager or officer of the Company, or any other person specifically authorized by the Board of Managers, may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates or filings provided for in the Delaware Act.

(d)    The Board of Managers shall have between one and four Managers or such other number as the Board of Managers shall determine. The Board of Managers shall initially be composed of the following individuals:
Joseph W. Bradley
Robert F. Kistinger
Robert W. Olson
William A. Tsacalis

Vacancies on the Board of Managers from whatever cause shall be filled by the remaining Managers, or if there be none, by a vote of a Majority in Interest of the Members. Managers shall serve until they resign, die, become incapacitated or are removed. Managers can be removed with or without cause by a vote of a Majority in Interest of the Members. Determinations to be made by the Managers in connection with the conduct of the business of the Company shall be made in the manner provided in the Bylaws, unless otherwise specifically provided herein.

9.    Capital Contributions; Capital Accounts; Administrative Matters; Certificates.

(a)    The Initial Member has contributed to the Company the cash or other property identified on Schedule I hereto. Except as otherwise agreed by all Members, the Initial Member shall have no obligation to make any further capital contributions to the Company. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission.

(b)    A single, separate capital account shall be maintained for each Member. Each Member’s capital account shall be credited with the amount of money and the fair market value of property (net of any liabilities secured by such contributed property that the Company assumes or takes subject to) contributed by that Member to the Company; the amount of any Company liabilities assumed by such member (other than in connection with a distribution of Company property), and such Member’s distributive share of Company profits (including tax exempt income). Each Member’s capital account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Member assumes or takes subject to) distributed to such Member; the amount of any liabilities of such Member assumed by the Company (other than in connection with a contribution); and such Member’s distributive share of

Company losses (including items that may be neither deducted nor capitalized for federal income tax purposes).

(c)    Notwithstanding any provision of this Agreement to the contrary, each Member’s capital account shall be maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and the regulations thereunder (the “Regulations”), including, without limitation, (x) the adjustments permitted or required by Internal Revenue Code Sections 704(b) and, to the extent applicable, the principles expressed in Internal Revenue Code Section 704(c) and (y) adjustments required to maintain capital accounts in accordance with the “substantial economic effect test” set forth in the Regulations under Internal Revenue Code Section 704(b).

(d)    Any Member, including any substitute Member, who shall receive an Interest (or whose interest shall be increased) by means of a transfer to him of all or a part of the Interest of another Member, shall have a capital account that reflects the capital account associated with the transferred Interest (or the applicable percentage thereof in case of a transfer of a part of an Interest).

(e)    The fiscal year of the Company shall be a calendar year. The books and records of the Company shall be maintained in accordance with generally accepted accounting principles and Section 704(b) of the Internal Revenue Code and the Regulations.

(f)    Each Member’s Interest in the Company shall be evidenced by a Certificate. Each Certificate shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary (or other persons designated by the Board of Managers or in the Bylaws).

(g)    The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board of Managers may adopt, the Company will provide for the registration of Interests and the registration of transfers of Interests. The Board of Managers shall maintain such register and provide for such registration. Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this Section 9(g) and the limitations on transfer contained elsewhere in this Agreement or in the Bylaws, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate Percentage Interest as did the Certificate surrendered. Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Board of Managers duly executed, by the registered holder thereof or such holder’s authorized attorney.

(h)    The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (i) makes proof by affidavit, in form and substance satisfactory to the Board of Managers, that a previously issued Certificate has been lost, destroyed or stolen, (ii) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (ii) if requested by the Board of Managers, delivers to the Company a bond, in form and substance satisfactory to the Board of Managers, with such surety or sureties and with fixed or open liability as the Board of Managers may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (iv) satisfies any other reasonable requirements imposed by the Board of Managers.

(i)    An Interest in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Interests. Each Certificate shall contain the following provisions: “This Certificate constitutes a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of

Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Interest.”

(j)    Any Member, or any assignee who becomes a Member, shall not cease to be a Member upon the occurrence of any of the events set forth in Section 18-304 of the Delaware Act with respect to such Member and shall continue to be a Member until such time as such Member’s Interest is effectively assigned or transferred or such Member otherwise resigns from the Company in accordance with the terms of this Agreement.

10.    Assignments of Company Interest.

(a)    No Member may sell, assign, pledge or otherwise transfer or encumber (collectively “transfer”) all or any part of its interest in the Company, and no transferee of all or any part of the interest of a Member shall be admitted as a substituted Member, without, in either event, having obtained the prior written consent of all other Members.”

(b)    The Board of Managers shall amend Schedule I hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Section 10. Any purported transfer in violation of this Section 10 shall be null and void and shall not be recognized by the Company.

11.    Resignation. No Member shall have the right to resign from the Company except with the consent of all of the other Members and upon such terms and conditions as may be specifically agreed upon between such other Members and the resigning Member. The provisions hereof with respect to distributions upon resignation are exclusive and no Member shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Delaware Act or otherwise.

12.    Additional Members. The Members, acting unanimously, shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Members; and in connection with any such admission, the Board of Managers shall amend Schedule I hereof to reflect the name, address and Capital Contribution for the additional Member and any agreed upon changes in Percentage Interests.

13.    Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Board of Managers may determine. Distributions shall be made to (and profits and losses shall be allocated among) Members pro rata in accordance with their respective Percentage Interests.

14.    Return of Capital. No Member or Manager shall have any liability for the return of any Member’s Capital Contribution which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Board of Managers, subject to the requirements of the Delaware Act.

15.    Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a)    The determination of all of the Members to dissolve the Company; or

(b)    The occurrence of any event causing a dissolution of the Company under Section 18-801 of the Delaware Act, unless the Company is continued as permitted under the Delaware Act.

16.    Winding Up of the Company. If the Company is dissolved pursuant to Section 15 hereof, its affairs shall be wound up and the assets of the Company liquidated and the proceeds distributed, all as provided in the Delaware Act.

17.    Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligations or liability of the Company solely by reason of being a Member, Manager and/or officer.

18.    Standard of Care; Indemnification of Managers, Officers, Employees and Agents.

(a)    No Manager or officer of the Company shall have any personal liability whatsoever to the Company or any Member on account of such Manager’s or officer’s status as a Manager or officer or by reason of such Manager’s or officer’s act or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Manager or officer against any liability to the Company or the Members to which such Manager or officer would otherwise be subject by reason of (i) any acts or omission of such Manager or officer that involves actual fraud or willful misconduct or (ii) any transaction from which such Manager or officer derived improper personal benefit.

(b)    The Company shall indemnify and hold harmless each Manager and officer and the affiliates of any Manager or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person’s acting as a Manager or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission of such Indemnified Person that involves actual fraud or willful misconduct or (ii) any transaction from which such Indemnified Person derived improper personal benefit. The indemnities hereunder shall survive termination of this Agreement and the dissolution of the Company. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Members. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

(c)    The contract rights to indemnification and to the advancement of expenses conferred in this Section 18 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Managers or otherwise.

(d)    The Company may maintain insurance, at its expense, to protect itself and any Manager, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

(e)    The Company may, to the extent authorized from time to time by the Board of Managers, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 18 with respect to the indemnification and advancement of expenses of Managers and officers of the Company.

19.    Amendments. This Agreement may be amended only upon the written consent of all Members.

20.    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

21.    Pledgee’s Rights. Notwithstanding anything contained herein to the contrary, each Member shall be permitted to pledge or hypothecate any or all of its interests in the Company, including all economic rights, control rights, Interests, Percentage Interest and status rights as a Member, to any lenders to the Company (or any affiliate of the Company) or any agent acting on such lenders’ behalf, and any transfer of such interests pursuant to any such lenders; (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this Agreement with no further action or approval required hereunder. Notwithstanding anything contained herein to the contrary, upon a default under the financing giving rise to any pledge or hypothecation of interests in the Company, the lenders (or agent) shall have the right, as set forth in the applicable pledge or hypothecation agreement, and without further approval of any Member and without becoming a Member, to exercise the membership voting rights (including voting rights with respect to the election and removal of Managers) of the Member granting such pledge or hypothecation. Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with a pledge or hypothecation, (a) the lenders (or agent) or transferee of such lenders (or agent), as the case may be, shall become a Member under this Agreement and shall succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of the Company, and shall be bound by all of the obligations, of a Member under this Agreement without taking any further action on the part of such lenders (or agent) or transferee, as the case may be, and (b) following such exercise of remedies, the pledging Member shall cease to be a Member and shall have no further rights or powers under this Agreement. The execution and delivery of this Agreement by a Member shall constitute any necessary approval of such Member under the act to the foregoing provisions of this Section. This Section may not be amended or modified so long as any of the any Member’s interests in the Company is subject to a pledge or hypothecation without the pledgee’s (or the transferee of such pledgee’s) prior written consent. Each recipient of a pledge or hypothecation of any Member’s interests in the Company shall be a third party beneficiary of the provisions of this Section.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of January 2, 2004.

MEMBER

CHIQUITA BRANDS L.L.C.

By: __________________________________________
Name: Robert W. Olson
Title: Manager and Senior Vice President, General Counsel          and Secretary

BYLAWS
OF
CHIQUITA FRESH NORTH AMERICA L.L.C.

INTRODUCTION

A.    Agreement. These Bylaws shall be subject to the Limited Liability Company Agreement, as from time to time in effect (the “Agreement”), of Chiquita Fresh North America L.L.C., a Delaware limited liability company (the “Company”). In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall control.

B.    Definitions. Capitalized terms used herein and not herein defined are used as defined in the Agreement.

ARTICLE I
Meetings of Members

Section 1. Place of Meetings and Meetings by Telephone. Meetings of Members shall be held at any place designated by the Managers. In the absence of any such designation, meetings of Members shall be held at the principal place of business of the Company. Any meeting of the Members may be held by conference telephone or similar communication equipment so long as all Members participating in the meeting can hear one another, and all Members participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 2. Call of Meetings. An annual meeting of the Members, for the election of Managers to succeed those whose terms expire and for the transaction of such other business may properly come before the meeting, shall be held on such date and at such time as the Board of Managers shall each year fix, which date shall be within thirteen months subsequent to the date of formation of the Company or the last annual meeting of Members. In addition, meetings of the Members may be called at any time by the Managers or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Members as provided herein or in the Agreement or upon any other matter as to which such vote or authority is deemed by the Managers to be necessary or desirable. Meetings of the Members to act on any matter upon which Members may vote as provided in the Agreement or the Delaware Act shall be called promptly by the Managers upon the written request of a Majority in Interest of the Members.

Section 3. Notice of Meetings of Members. All notices of meetings of Members shall be sent or otherwise given in accordance with Section 4 of this Article I not less then ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

Section 4. Manner of Giving Notice. Notice of any meeting of Members shall be given personally or by telephone to each Member or sent by first class mail, by telegram or telecopy (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when sent by telegram or telecopy (or similar electronic means).

Section 5. Adjourned Meeting; Notice. Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Managers shall set a new record date and shall give notice in accordance with the provisions of Sections 3 and 4 of this Article I. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

Section 6. Quorum; Voting. At any meeting of the Members, a Majority in Interest of the Members, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of Members holding a higher aggregate Percentage Interest is required by the Agreement or applicable law. Except as otherwise required by the Agreement, these Bylaws or applicable law, all matters shall be determined by a Majority in Interest of the Members.

Section 7. Waiver of Notice by Consent of Absent Members. The transactions of a meeting of Members, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Members. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 8. Member Action by Written Consent Without a Meeting. Except as provided in the Agreement, any action that may be taken at any meeting of Members (including any annual meeting of Members) may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by a Majority in Interest of the Members (or Members holding such higher aggregate Percentage Interest as is required to authorize or take such action under the terms of the Agreement, these Bylaws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Secretary of the Company and shall be maintained in the Company’s records. Every written consent shall bear the date of signature of each Member who signs the consent and no written consent shall be effective to take the Company action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient Percentage Interest of Members to take the subject action are properly delivered to the Company.

Section 9. Record Date for Member Notice, Voting and Giving Consents.

(a)    For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Managers may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than ten (10) days before the date of any such meeting. If the Managers do not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)    The record date for determining Members entitled to give consent to action in writing without a meeting, (i) when no prior action of the Managers has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Managers has been taken, shall be (x) such date as determined for that purpose by the Managers, which record date shall not precede the date upon which the resolution fixing it is adopted by the Managers and shall not be more than 20 days after the date of such resolution, or (y) if no record date is fixed by the Managers the record date shall be the close of business on the day on which the Managers adopt the resolution relating to that action.

(c)    Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member’s Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

Section 10. Proxies. Every Member entitled to vote or act on any matter at a meeting of Members shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Member in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Member if the Member’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Member or the Member’s attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by the person who executed the earlier proxy or by attendance at the meeting and voting in person by the person who executed the earlier proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by the person who executed that proxy or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE II
Managers And Meetings Of Managers

Section 1. Powers. The powers of the Managers shall be as provided in the Agreement.

Section 2. Number of Managers. The number of Managers shall be as provided in the Agreement.

Section 3. Vacancies. Vacancies in the authorized number of Managers may be filled as provided in the Agreement.

Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Managers may be held at any place that has been designated from time to time by resolution of the Managers. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Managers participating in the meeting can hear one another, and all Managers participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5. Regular Meetings. Regular meetings of the Managers shall be held at such times and at such places as shall be fixed by unanimous approval of the Managers. Such regular meetings may be held without notice.

Section 6. Special Meetings. Special meetings of the Managers for any purpose or purposes may be called at any time by any Manager or by the President. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Manager and sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Manager at that Manager’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least two (2) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Manager or to a person at the office of the Manager who the person giving the notice has reason to believe will promptly communicate it to the Manager. The notice need not specify the purpose of the meeting.

Section 7. Quorum. A majority of the authorized number of Managers shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article II. Every act or decision done or made by the affirmative vote of a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Managers, except to the extent that the vote of a higher number of Managers is required by the Agreement, these Bylaws or applicable law.

Section 8. Waiver of Notice. Notice of any meeting need not be given to any Manager who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Manager who attends the meeting without protesting before or at its commencement the lack of notice to that Manager.

Section 9. Adjournment. A majority of the Managers present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article II.

Section 10. Action Without a Meeting. Any action to be taken by the Managers at a meeting may be taken without such meeting by the written consent of a majority of the Managers then in office (or such higher number of Managers as is required to authorize or take such action under the terms of the Agreement, these Bylaws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Managers. If any action is so taken by the Managers by the written consent of less than all of the Managers, prompt notice of the taking of such action shall be furnished to each Manager who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 11. Delegation of Power; Committees. Any Manager may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Manager or Managers; provided that in no case shall fewer than two (2) Managers personally exercise the powers granted to the Managers, except as otherwise provided by resolution of the Managers. A Manager represented by another Manager pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying any voting requirements. The Managers may, by resolution, delegate, any or all of their powers and duties granted hereunder or under the Agreement to one or more committees of the Managers, each consisting of one or more Managers, or to one or more officers, employees or agents, including without limitation Members, and to the extent any such powers or duties are so delegated, action by the delegate or delegates shall be deemed for all purposes to be action by the Managers. All such delegates shall serve at the pleasure of the Managers. To the extent applicable, notice shall be given to, and action may be taken by, any delegate of the Managers as herein provided with respect to notice to, and action by, the Managers.

ARTICLE III
Officers

Section 1. Officers. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Company may also have, at the discretion of the Managers, such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Manager.

Section 2. Election of Officers. Subject to any provisions of the Agreement applicable to initial appointment and term of officers, the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III, shall be chosen by the Managers, and each shall serve at the pleasure of the Managers. The appointment of officers shall be considered by the Managers at their first meeting after every annual election of Managers by the Members.

Section 3. Subordinate Officers. The Managers may appoint and may empower the President to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Managers (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him, the President) may from time to time determine.

Section 4. Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Managers at any regular or special meeting of the Managers or by such officer, if any, upon whom such power of removal may be conferred by the Managers. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Managers.

Section 6. President. The President shall be the chief executive officer of the Company and shall, subject to the control of the Managers, have general supervision, direction and control of the business and the officers of the Company. He or she shall preside at all meetings of the Members. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Managers, the Agreement or these Bylaws.

Section 7. Vice Presidents. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Managers, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Managers or the President or by these Bylaws.

Section 8. Secretary. The Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Managers may direct a book of minutes of all meetings and actions of Managers, committees or other delegates of Managers and Members with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Managers’ meetings or committee or other delegate meetings, the Percentage Interest present or represented at meetings of Members and the proceedings. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the names of all Members and their addresses, the number and classes of Percentage Interest held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Managers (or committees or other delegates thereof) required to be given by these Bylaws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Managers or the President or by these Bylaws.

Section 9. Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings the Company. The books of account shall at all reasonable times be open to inspection by any Manager. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Managers. He or she shall disburse the funds of the Company as may be ordered by the Managers, shall render to the President and Managers, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Managers or the President or these Bylaws.

ARTICLE IV
Records and Reports

Section 1. Maintenance and Inspection of Member Registrar. The Company shall maintain at its principal place of business a record of its Members, giving the names and addresses of all Members and the Percentage Interest held by each Member. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Managers from time to time, each Member has the right, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member’s interest as a Member of the Company a record of the Company’s Members.

Section 2. Maintenance and Inspection of Bylaws. The Company shall keep at its principal place of business the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the Members at all reasonable times during office hours.

Section 3. Maintenance and Inspection of Other Records. The accounting books and records, minutes of proceedings of the Members and the Managers and any committees or delegates of the Managers and all other information pertaining to the Company that is required to be made available to the Members under the Delaware Act shall be kept at such place or places designated by the Managers or in the absence of such designation, at the principal place of business of the Company. The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied during the term of the Company, wherein all transactions, matters and things relating to the business and properties of the Company shall be currently entered. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Managers from time to time, minutes, accounting books and records and other information shall be open to inspection upon the written demand of any Member at any reasonable time during usual business hours for a purpose reasonably related to the Member’s interests as a Member. Any such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Notwithstanding the foregoing, the Managers shall have the right to keep confidential from Members for such period of time as the Managers deem reasonable, any information which the Managers reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Managers in good faith believe is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

Section 4. Inspection by Managers. Every Manager shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Company for a purpose reasonably related to his position as Manager. This inspection by a Manager may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE V
General Matters

Section 1. Certificates. Each Member shall be entitled to a Certificate signed by, or in the name of the Company by, the President or a Vice President, and by the Secretary or an assistant Secretary. Any and all of the signatures on the Certificate may be by facsimile. Transfers of Interest shall be made only upon the transfer books of the Company kept at an office of the Company or transfer agents designated to transfer Interests in the Company. Except where a Certificate is issued in accordance with Section 9(g) of the Agreement with respect to a lost, stolen or destroyed Certificate, an outstanding Certificate for the Percentage Interest to be transferred shall be surrendered for cancellation before a new Certificate is issued therefor. The issue, transfer, conversion and registration of Certificate shall be governed by such other regulations as the Managers may from time to time establish.

Section 2. Checks, Drafts, Evidence of Indebtedness. The persons from time to time holding the position of President, Vice President, Secretary, Treasurer or controller (if any) of the Company, acting by written instrument signed by any two of them, are hereby authorized (i) to open or close any bank account or investment account of the Company, (ii) to designate the use of any such account, (iii) to grant authority to any person or combination of persons to sign checks, by manual or facsimile signature or to issue oral, wire or written instructions for the withdrawal of funds from, or other action with respect to, any such account, (iv) to revoke the authority of any person or persons to sign checks or to issue instructions, (v) to establish a maximum amount as to which any person or combination of persons shall be authorized to sign checks or issue instructions, and (vi) to take all further actions, and to execute and deliver all such further instructions and documents, in the name and on behalf of the Company, as in their judgment shall be necessary, proper or advisable in connection with the foregoing matters. Any resolution supplied by a financial institution or investment company and approved and executed by any two of the officers designated in this Section 2 of this Article V shall be deemed resolutions duly adopted by the Board of Managers and shall be filed with the minutes of meetings of Managers.

Section 3. Contracts and Instruments; How Executed. The Managers, except as otherwise provided in the Agreement or these Bylaws, may authorize any Manager(s), officer(s) or agent(s) to enter into any contract or execute any instrument in the name of and on behalf of the Company and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Managers or within the agency power of an officer (or otherwise specified in the Agreement or these Bylaws), no Member, officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4. Representation of Shares of Other Entities Held by Company. The President or any Vice President or any other person authorized by the Managers or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Company any and all shares of any corporation, partnership, trust, limited liability company or other entities, foreign or domestic, standing in the name of the Company. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 5. Seal. The Managers may approve and adopt an official Company seal, which may be altered by them at any time. Unless otherwise required by the Managers, any seal so adopted shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Company.

Section 6. Fiscal Year. Unless otherwise specified in the Agreement, the fiscal year of the Company shall be fixed by resolution of the Managers.

Section 7. Reliance Upon Books, Reports and Records. Each Manager, each member of any committee designated by the Board of Managers, and each officer of the Company shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Managers so designated, or by any other person as to matters which such manager or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

ARTICLE VI
Amendments and Incorporation by Reference into Agreement

Section 1. Amendment. These Bylaws may be restated, amended, supplemented or repealed only by unanimous vote of the Managers or unanimous vote of the Members.

Section 2. Incorporation by Reference of Bylaws into Agreement. These Bylaws and any amendments thereto shall be deemed incorporated by reference in the Agreement.

Dated: January 2, 2004

SCHEDULE I

Member(s)

Capital                    Percentage
Name & Address                Contribution                Interest

Chiquita Brands L.L.C. 250 E. Fifth Street Cincinnati, OH 45202	The money, property or services previously contributed by the Initial Member to the Converted Corporation, the identified and agreed value of which are recorded in the books and records of the Company.	100%

13943575.1